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                                  EXHIBIT N-15

                   MARKET SHARE FOR GAS COMPANIES IN ILLINOIS
                      (LISTED IN ORDER OF CUSTOMERS SERVED)

[BAR CHART]

                                    Peoples Energy                                      Community Natural       Mount Carmel
                    Nicor, Inc.         Corp.           Ameren Corp.     Dynegy, Inc.      Gas Co., Inc.     Public Utility Co.
-------------------------------------------------------------------------------------------------------------------------------
Customers          0.495275523       0.259627109        0.135334302      0.106929099       0.001852548          0.000981419
Revenue            0.436887088       0.318461298        0.134735513       0.10719651        0.00181028          0.000909312
Assets              0.43667225       0.313798557        0.156962822      0.092566371

Source: 2001 RDI Data

                                  EXHIBIT N-15

                   MARKET SHARE FOR GAS COMPANIES IN ILLINOIS
                     COMPANIES SORTED BY NUMBER OF CUSTOMERS

                                       Customers                Share of      Cumulative
        Holding Company               (thousands)     Rank       Total           Share
--------------------------------------------------------------------------------------------
Nicor, Inc.                              1,859         1         49.5%           49.5%
Peoples Energy Corp.                       975         2         26.0%           75.5%
Ameren Corp.                               508         3         13.5%           89.0%
Dynegy, Inc.                               401         4         10.7%           99.7%
Community Natural Gas Co., Inc.              7         5          0.2%           99.9%
Mount Carmel Public Utility Co.              4         6          0.1%          100.0%

Total                                    3,754

Source: 2001 RDI Data

                                  EXHIBIT N-15

                   MARKET SHARE FOR GAS COMPANIES IN ILLINOIS
                           COMPANIES SORTED BY REVENUE

                                     Revenue                 Share of     Cumulative
        Holding Company          (millions of $)    Rank      Total         Share
------------------------------------------------------------------------------------
Nicor, Inc.                           1,898          1        43.7%          43.7%
Peoples Energy Corp.                  1,384          2        31.8%          75.5%
Ameren Corp.                            585          3        13.5%          89.0%
Dynegy, Inc.                            466          4        10.7%          99.7%
Community Natural Gas Co., Inc.           8          5         0.2%          99.9%
Mount Carmel Public Utility Co.           4          6         0.1%         100.0%

Total                                 4,345

Source: 2001 RDI Data

                                  EXHIBIT N-15

                   MARKET SHARE FOR GAS COMPANIES IN ILLINOIS
                           COMPANIES SORTED BY ASSETS

                                       Assets                     Share of       Cumulative
         Holding Company           (millions of $)      Rank        Total           Share
------------------------------------------------------------------------------------------------
Nicor, Inc.                             3,357            1          43.7%           43.7%
Peoples Energy Corp.                    2,413            2          31.4%           75.0%
Ameren Corp.                            1,207            3          15.7%           90.7%
Dynegy, Inc.                              712            4           9.3%          100.0%
Community Natural Gas Co., Inc.             .
Mount Carmel Public Utility Co.             .

Total                                   7,688

Source: 2001 RDI Data